STAMPS.COM INC.
2018 METAPACK EQUITY INDUCEMENT PLAN
FORM OF STOCK OPTION AGREEMENT

<first_name> <last_name> ("you")

You have been granted an option (this "Option") to purchase Common Stock of Stamps.com Inc., a Delaware corporation (the "Company"), under the Stamps.com Inc. 2018 MetaPack Equity Inducement Plan (as amended or supplemented, the "Plan"), as follows:

Award ID:                    <award_id>

Date of Grant:                    <award_date>

Vesting Commencement Date:          <vest_start_date>

Exercise Price Per Share:              <award_price>

Total Number of Shares Granted:          <shares_awarded>

Type of Option:                    Nonstatutory/inducement grant

Definitions:
["Employer" means such member of the Group as is your employer or, if you have ceased to be employed within the Group, was your employer or such other member of the Group, or other person as, under the PAYE Regulations or, as the case may be, the N.I. Regulations, or any other statutory or regulatory enactment is obliged to account for any Option Tax Liability

"Employer's NICs" means secondary Class 1 NICs arising on an Option Gain

"Group" means the Company and any company which is for the time being a Subsidiary

"HMRC" means Her Majesty's Revenue and Customs

"ITA" means the UK Income Tax Act 2007

"ITEPA" means the UK Income Tax (Earnings and Pensions) Act 2003

"NICs" means National Insurance Contributions in the UK

"NI Regulations" means the laws, regulations and practices currently in force relating to liability for, and the collection of, NICs

"Option Gain" means a gain realised on the exercise or release of, or the acquisition of shares of Stock pursuant to, an Option, being a gain that is treated as derived from your employment by virtue of section 4(4)(a) of the SSCBA

"Option Tax Liability" means any liability of your Employer to account to HMRC for any amount of, or representing, income tax or NICs (which shall include Employer's NICs) which may arise on or in connection with the grant, vesting, exercise or release of, or the acquisition of shares of Stock pursuant to, this Option, including any charge arising under Part 7A ITEPA in relation to this Option

"PAYE Regulations" means the regulations made under section 684 of ITEPA

"SSCBA" means the UK Social Security Contributions and Benefits Act 1992

"Subsidiary" has the meaning given to a 51% subsidiary in section 989 ITA

"UK" means the United Kingdom]

Any [other] capitalized terms used but not otherwise defined herein shall have the definitions set forth in the Plan.

Vesting Schedule:
      Except as set forth below, and subject to the Committee's discretion to accelerate the vesting schedule hereunder, this Option shall vest and become exercisable, in whole or in part, in accordance with the following schedule:

<vesting_schedule>

Term/Expiration Date:
This Option shall expire no later than (10) years after the Date of Grant. In the event of your Termination of Service: (a) as a result of your death or Disability, this Option shall expire twelve (12) months after such death or Disability; (b) by the Company for Cause, this Option shall expire immediately after the Company's notice or advice of such Termination of Service is dispatched to you; or (c) for any reason other than as a result of your death or Disability or by the Company for Cause, this Option shall expire ninety (90) calendar days after such Termination of Service. Upon your Termination of Service, this Option shall be exercisable until the expiration thereof and to the extent it was vested and exercisable on the date of such Termination of Service (including as a result of any acceleration of vesting).

Change in Control:
      In the event your Termination of Service is made by the Company without Cause or by you for Good Reason within eighteen (18) months following the effective date of any Covered Transaction (the "Transaction Date") in connection with which this Option did not become fully vested and exercisable, this Option will become fully vested and exercisable as of the date of your Termination of Service; provided that if the Transaction Date occurs on or before the one (1) year anniversary of the commencement of your employment with the Company, then instead of this Option becoming fully vested and exercisable on such date, the vesting of this Option will accelerate twenty four (24) months measured from the date of your Termination of Service.

Method of Exercise:	This Option shall be exercised through the Company's stock option administrator in accordance with the Plan and pursuant to the policies established by the Committee from time to time.

Transferability:
This Option shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by you other than by will or the laws of descent or distribution or pursuant to a Domestic Relations Order, and shall be exercisable only by you during your lifetime.

Rights as Stockholder:
You shall have the rights of a stockholder with respect to the shares of Common Stock subject to this Option only as to those shares acquired upon exercise of this Option, and not as to any shares covered by any unexercised portion of this Option.

No Obligation to Continue Service:
The Company is not obligated by or as a result of the Plan or this Agreement to continue your service with the Company, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company to terminate your service with the Company at any time.

Compliance with Securities Laws:
You agree for yourself, your legal representatives and estate, or other persons who acquire the right to exercise this Option, that shares of Common Stock will be purchased in the exercise of this Option for investment purposes only and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended) unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and other requirements of that Act, and that such exercise will otherwise be made in compliance with such Act and with any applicable "blue sky" or applicable foreign laws.

[Tax Indemnity:
You hereby agree to indemnify the Company and your Employer in respect of any Option Tax Liability. You hereby agree with, and undertake to, the Company and your Employer that your Employer may recover the whole of any Employer's NICs from you. You understand and agree that, if an Option Tax Liability arises on any occasion then, unless either:-

(a)	your Employer is able to withhold the amount of the Option Tax Liability under Section 12 of the Plan;

(b)
you have indicated (either in the notice of exercise or in another manner as the Company may specify) that you will pay to the Company an amount equal to the Option Tax Liability and you do in fact, within 14 days of being notified by the Company of the amount of the

Option Tax Liability, make the payment to the Company; or

(c)
you have authorised (either in the notice of exercise or in another manner agreed with the Company) the Company to sell as agent for you (at the best price which can reasonably be obtained at the time of sale) such number of the shares of Stock acquired on the exercise of this Option as is necessary to enable the Company to procure payment to your Employer out of the net proceeds of sale of the shares of Stock (after deducting fees, commissions and expenses incurred in relation to the sale) an amount sufficient to satisfy the indemnity, the Company shall be entitled to sell such number of the shares of Stock acquired on the exercise of this Option as is necessary to enable the Company to pay your Employer out of the proceeds of sale of the shares of Stock (after deducting fees, commissions and expenses incurred in relation to the sale) an amount sufficient to satisfy your indemnity provided above.]

[Restricted Securities:
You hereby agree that, if and when you are requested to do so, you shall enter into a joint election with your Employer as mentioned in section 431 of ITEPA for the full or partial disapplication of Chapter 2 (restricted securities) of Part 7 of ITEPA in the form set out in the Appendix to this Stock Option Agreement or such other form as the Board may specify from time to time.]

Tax Withholding:
No later than the date as of which the value of any Common Stock or any other amounts received under this Option first become includable in your gross income for Federal, state or local income tax purposes, you shall pay the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. Such payment may be made in cash or stock, subject to approval by the Committee, as set forth in Section 12.24 of the Plan. The Company shall have the right, t

o the extent permitted by law, to deduct any such taxes from payment of any kind otherwise due to you.

Insider Trading Policy:
You must at all times comply with the Company's Insider Trading Policy and all policy-related restrictions, including in connection with the exercise of your Option. If you have any questions concerning the Insider Trading Policy, please contact the Company's Legal Department.

Governing Law:
This Agreement and this Option, and all actions taken hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to such state's or any other jurisdiction's conflicts of law principles.

By your acceptance of this Stock Option Agreement, you and the Company agree that this Option is granted under and governed by the terms and conditions set forth herein and in the Plan, which is made a part of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.

[APPENDIX]
Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.	Between

the Employee                         _________________
whose National Insurance Number is         _________________
and
the Company (who is the Employee's employer)     _________________
of Company Registration Number            _________________

2.	Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities                    _________________
Description of securities                Shares of common stock in Stamps.com Inc.
Name of issuer of securities                Stamps.com Inc.
*    acquired by the Employee on             _________________
*    to be acquired by the Employee between _________________and _________________

*	to be acquired by the Employee after _________________ under the terms of the Stamps.com Inc 2018 Metapack Equity Inducement Plan
(*choose one)

4.	Extent of Application

This election disapplies (* delete as appropriate):

*    S.431(1) ITEPA: All restrictions attaching to the securities, or

*	S431(2) ITEPA: The following specified restriction : _________________

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition (* and each subsequent acquisition) of employment-related securities to which this election applies.
(* delete as appropriate)

In signing this joint election, we agree to be bound by its terms as stated above.

……………………………………….. …./…./……….
Signature (Employee) Date

………………………………………. …./…../………
Signature (for and on behalf of the Company) Date

………………………….………………
Position in company

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.